UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

FOX CHASE BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54025 (Commission File Number)	35-2379633 (IRS Employer Identification No.)

4390 Davisville Road, Hatboro, Pennsylvania 19040

(Address of principal executive offices) (Zip Code)

(215) 283-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

On December 8, 2015, Fox Chase Bancorp, Inc. (“Fox Chase”) and Univest Corporation of Pennsylvania (“Univest”) issued a joint press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 8, 2015, providing for Univest to acquire Fox Chase for consideration consisting of a mix of Univest common stock and cash.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In addition, Univest intends to make available certain supplemental information regarding the proposed transaction in connection with analyst and investor presentations.  The slides that will be made available in connection with such presentations are attached hereto as Exhibit 99.2 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to expectations or predictions of future financial or business performance or conditions relating to Fox Chase and Univest.  Forward-looking statements are typically identified by words such as “believe,” “ expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.  Actual results may differ materially from those described in any such forward-looking statements.

In addition to factors previously disclosed in the reports filed by Univest and Fox Chase with the U.S. Securities and Exchange Commission (the “SEC”) and those identified elsewhere in this document, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain regulatory approvals and satisfy other closing conditions to the merger, including approval by shareholders of Fox Chase and Univest; the timing of closing the merger; difficulties and delays in integrating the business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of products and services; customer borrowing, repayment, investment and deposit practices; competitive conditions; economic conditions, including downturns in the local, regional, or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; and other actions of the Federal Reserve Board and other legislative and regulatory actions and reforms.

Important Additional Information and Where to Find It

Univest intends to file with the SEC a Registration Statement on Form S-4 relating to the merger, which will include a prospectus for the offer and sale of Univest common stock as well as the joint proxy statement of Fox Chase and Univest for the solicitation of proxies from their shareholders for use at the meetings at which the merger will be considered.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  SHAREHOLDERS OF FOX CHASE AND UNIVEST ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS,

BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  A free copy of the joint proxy statement-prospectus, as well as other filings containing information about Fox Chase and Univest, may be obtained at the SEC’s website at http://www.sec.gov.  Copies of the joint proxy statement-prospectus can also be obtained free of charge by directing a request to Univest Corporation of Pennsylvania, Univest Plaza, 14 North Main Street, Souderton, PA 18964, attention: Corporate Secretary (215-721-8397), or from the “Investor Relations” section of Univest’s website at http://www.univest.net; or to Fox Chase Bancorp, Inc., 4390 Davisville Road, Hatboro, PA 19040, attention: Roger S. Deacon (telephone 215-775-1435), or from the “Investor Relations” section of Fox Chase’s website at http://www.foxchasebank.com.

Univest, Fox Chase, and certain of their directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders in connection with the merger.  Information concerning the interests of the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement-prospectus relating to the merger.  Information concerning Fox Chase’s directors and executive officers, including their ownership of Company common stock is set forth in the proxy statement previously filed with the SEC on April 10, 2015.  Information concerning Univest’s directors and executive officers, including their ownership of Univest common stock is set forth in the proxy statement previously filed with the SEC on March 19, 2015. Shareholders may obtain additional information regarding interests of such participants by reading the registration statement and the joint proxy statement-prospectus when they become available.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions. Not Applicable.

(d)	Exhibits.

	99.1	Joint Press Release, dated December 8, 2015, of Fox Chase Bancorp, Inc. and Univest Corporation of Pennsylvania.
	99.2	Investor Presentation dated December 8, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 8, 2015	By:	/s/ Roger S. Deacon
Roger S. Deacon
Executive Vice President and Chief
Financial Officer